Certain information in this document, marked by [***], has been excluded because it is both not material and is the type that the registrant treats as private or confidential.

LICENSE & COLLABORATION AGREEMENT
by and between
YungJin Pharm Co., Ltd
And
NEUROVIVE Pharmaceutical AB (PUBL)
DATE: April 28th, 2017

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LICENSE & COLLABORATION AGREEMENT
This License & Research Collaboration Agreement (the “Agreement”) is made effective as of April 28th, 2017 (the “Effective Date”) by and between
(1)YungJin Pharm Co., Ltd (“YUNGJIN”), a company incorporated in Korea with an address at 13, Olympic-ro 35da-gil, Songpa-gu, Seoul, Korea; and
(2)NeuroVive Pharmaceutical AB (publ) (“NVP”), a company incorporated in Sweden with offices at Medicon Village, Scheelevägen 2, SE-223 81 Lund, Sweden.
Recitals
(A)WHEREAS, YUNGJIN has expertise in mitochondrial drug discovery and has identified the Licensed Compound (as defined below);
(B)WHEREAS, NVP is a specialty pharmaceutical company focused on mitochondrial medicines;
(C)WHEREAS, YUNGJIN and NVP have identified that they have complementary drug research and development expertise regarding the Licensed Compound;
(D)WHEREAS, YUNGJIN is willing to grant NVP an exclusive license in the Territory (as de-fined below) to the Licensed Compound within the Field (as defined below) ; and
(E)WHEREAS, NVP is willing to accept the license mentioned under (D) above on the terms and conditions set forth in this Agreement.
Agreement
NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:
1.Definitions and Construction
1.1Unless otherwise specifically provided in this Agreement, the following terms shall have the following meanings:
1.1.1“Advisory Committee” is defined in Section 2.2.1.
1.1.2“Advisory Committee Term” is defined in Section 2.2.1.
1.1.3“Assets” is defined in Section 7.2(a).
1.1.4“Affiliates” means, with respect to a Person, any other Person that controls, is controlled by or is under common control with such first Person. For purposes of this definition only, “control” means (a) to possess, directly or indirectly, the power to direct the management or policies of a Person, whether through ownership of voting securities or by contract relating to voting rights or corporate governance, or (b) to own, directly or indirectly, more than fifty percent (50%) of the outstanding voting securities or other ownership interest of such Person.
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1.1.5“CMC” is defined in Section 2.4.1.
1.1.6“Commercialization” or “Commercialize” means engaging in any and all activities directed to distribution, sale and marketing of the Licensed Product in the Territory other than Development or manufacturing.
1.1.7“Commercially Reasonable Efforts” means those efforts that are consistent with the efforts and resources normally used by a biotechnology company of similar size to NVP in the research and development of a potential product or the commercialization of a product, in each case owned by it or to which it has exclusive rights, with similar product characteristics as a Licensed Product and of similar market potential at a similar stage in its development or product life as a Licensed Product, taking into account all relevant factors, including patent coverage, safety and efficacy, product profile, competitiveness of the marketplace, proprietary position and profitability (including pricing and reimbursement).
1.1.8“Confidential Information” means (a) any information regarding the contents of this Agreement, (b) any information or data relating to the Licensed Compound and Licensed Product, as well as (c) any information that otherwise relates to a Party’s or its Affiliates’ trade secrets, products, promotional material, research and development activities, proprietary rights or business affairs, to the extent such foregoing information is provided by a Party to the other Party or otherwise developed or generated in connection with the discussions and negotiations pertaining to, or in the course of performing, this Agreement.
1.1.9“Cover” means, with respect to a product and a claim of a patent in any country, that such claim would be infringed, absent a license, by the manufacture, use, offer for sale, sale or importation of such product in such country; and “Covering” has the corresponding meaning.
1.1.10“CTA” is defined in Section 2.3.
1.1.11“CTD” is defined in Section 2.3.
1.1.12“Disclosing Party” is defined in Section 8.1.
1.1.13“Development” or “Develop” means all activities relating to obtaining and maintaining Regulatory Approval for the Licensed Product in the Field in the Territory, including the conduct of clinical trials for approval of the Licensed Product for such Field in the Territory.
1.1.14“Development Plan” means a high-level plan specifying, discovery, non-clinical and clinical development and, as applicable, Commercialization activities for the Licensed Compound and the Licensed Product (including a description of the anticipated timing to start, perform and complete such activities, annual projected development budgets developed with respect to Licensed Compound that have reached the stage in which GLP Toxicology Studies are performed (or are more advanced), and anticipated phases and milestones associated with such activities) to be undertaken with respect to Development, Manufacturing, and Commercialization of Licensed Product in the Territory as updated from time to time in accordance with Section 2.4.
1.1.15“Effective Date” is defined in the preamble to this Agreement.
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1.1.16“FDA” shall mean the United States Food and Drug Administration or any successor agency with comparable responsibilities.
1.1.17“Field” means all rare indications (with prevalence less than 7 in 10,000) where mitochondrial dysfunction has been implicated in the pathogenesis such as, but not limited to: Mitochondrial Respiratory Chain Diseases (MRCD), Amyotrophic Lateral Sclerosis (ALS), Huntington’s disease, Friedreich’s Ataxia and Progeria.
1.1.18“Force Majeure” means an event which is beyond a non-performing Party’s reasonable control, including war, riot, civil commotion, terrorist act, malicious damage, epidemic, quarantine, fire, flood, storm, natural disaster, labor disputes or compliance with any law or governmental order, rule, regulation or direction.
1.1.19“IB” shall mean the Investigator’s Brochure (IB) and is a compilation of the clinical and non-clinical data on the investigational product that are relevant to the study of the product in human subjects. An overall risk-benefit assessment, reference safety information, critical analyses of the non-clinical and clinical data in relation to the potential risks and benefits of a proposed clinical study is a part of the IB.
1.1.20“IMPD” shall mean Investigational Medicinal Product Dossier and is the summary of information related to the quality, manufacture and control of the Investigational Medicinal Product, data from non-clinical studies and from its clinical use. An overall risk-benefit assessment, critical analyses of the non-clinical and clinical data in relation to the potential risks and benefits of a proposed clinical study is a part of the IMPD.
1.1.21“IND” shall mean an application to the Regulatory Authorities in a country which is equivalent to an Investigational New Drug Application defined in the United States Food, Drug, and Cosmetic Act and applicable regulations promulgated thereunder by FDA, the filing of which is necessary to commence clinical testing of a pharmaceutical product in humans.
1.1.22“IRB” is defined in Section 2.4.3.
1.1.23“Joint Patent” is defined in Section 3.5.
1.1.24“Joint Technology” is defined in Section 3.5.
1.1.25“Licensed Compound” means KL1333 within the Field.
1.1.26“Licensed Patents” means (i) those patents and patent applications specified in Schedule 1 and all patents and patent applications Covering Licensed Compound or Licensed Product as well as (ii) all patent applications filed either from such patents or patent applications or from an application claiming priority from any of these, including divisionals, continuations, continuations-in-part, provisionals, converted provisionals, and continued prosecution applications, (iii) any and all patents that have issued or in the future issue from the foregoing patent applications ((i) and (ii)), including utility models and design patents and certificates of invention, (iv) any and all extensions or restorations by existing or future extension or restoration mechanisms, including revalidations, reissues, re-examinations and extensions (including any supplementary protection certificates and the like) of the foregoing patents or patent applications ((i), (ii) and (iii)), and (v) any similar rights, including so-called pipeline protection, or any importation,
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revalidation, confirmation or introduction patent or registration patent or patent of additions to any such foregoing patent applications and patents.
1.1.27“Licensed Product” means products containing only Licensed Compound as its sole active ingredient.
1.1.28“Licensed Rights” means the Licensed Patents and the Licensed Know-How.
1.1.29“Licensed Know-How” means YUNGJIN’s Confidential Information developed prior to or after the Effective Date and exemplified in Schedule 2 such as trade secrets, inventions, data, assays, formulae, processes, results of experimental work and tests, Records and know-how relating to the Licensed Compound and/or Licensed Product necessary or useful for the development, manufacture, use and/or Commercialization of the Licensed Product.
1.1.30“MAA” is defined in Section 2.3.
1.1.31“Manufacturing” means activities involved in manufacturing product for clinical trials and commercial production of Licensed Product.
1.1.32“NDA” shall mean application to the Regulatory Authorities in a country which is equivalent to a new drug application, including all documents, data, and other information concerning Licensed Product necessary therefor, required for Regulatory Approval of a pharmaceutical product by the FDA in the U.S.
1.1.33“Net Sales” means, with respect to a Licensed Product, the total amount billed by NVP, its Affiliates and their sub-licensees to third parties after deduction of normal and customary trade, cash, early payment and quantity discounts, price reductions, taxes, custom duties, amounts repaid or credited due to rejections, defects, return goods allowance, recalls or returns, freight, transportation charges, bad debts written off and other similar and customary deductions that are consistent with International Financial Reporting Standards.
1.1.34“ODD” is defined in Section 2.4.3.
1.1.35“Parties” means YUNGJIN and NVP and “Party” means either of YUNGJIN or NVP.
1.1.36“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization.
1.1.37“Phase I Clinical Trial” means a human clinical trial of a Licensed Product, the principal purpose of which is to evaluate safety in healthy individuals or patients, to determine pharmacokinetic parameters and other key pharmaceutical properties of the Licensed Product (including absorption, metabolism, and elimination), or to determine the appropriate range of doses to evaluate in further clinical trials, in each case as described in 21 C.F.R. § 312.21(a), as amended from time to time, or the corresponding regulations of the relevant jurisdictions.
1.1.38“Phase II Clinical Trial” means a human clinical trial of a Licensed Product, the principal purpose of which is to evaluate the effectiveness and safety of such Licensed Product in the target patient population, as described in 21 C.F.R. §
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312.21(b), as amended from time to time, or the corresponding regulations of the relevant jurisdictions.
1.1.39“Priority Countries” means EP countries as listed in Section 6.1.3, U.S., Canada, Mexico, Australia, China, India, Brazil, Turkey, Saudi Arabia, Russia, Taiwan, Singapore, Israel and the Retained Territory.
1.1.40“Receiving Party” is defined in Section 8.1.
1.1.41“Records” means all laboratory notebooks and all other records, documents and files (whether in paper, electronic or other form) which contain information or data relating to the Licensed Compound or Licensed Product and which have been generated on, prior to or after the Effective Date, including technical, scientific and other know-how as well as information relating to the prosecution or maintenance of the Licensed Patents, any and all agreements with and assignments from the inventors of the inventions Covered or claimed by the Licensed Patents and any and all agreements with and assignments from any former owners other than the inventors of the Licensed Patents.
1.1.42“Regulatory Approval” means all approvals necessary for the manufacture, marketing, importation and sale of a Licensed Product for one or more indications within the Field in a country or regulatory jurisdiction, including satisfaction of all applicable regulatory and notification requirements and receipt of all required pricing approvals.
1.1.43“Regulatory Authority” means any governmental authority that has responsibility in its applicable jurisdiction over the testing, development, manufacture, use, storage, import, transport, promotion, marketing, distribution, offer for sale, sale or other commercialization of pharmaceutical products in a given jurisdiction, including the FDA, EMA, National Competent Authorities in EU, and MHLW.
1.1.44“Regulatory Filing” means all applications, filings, submissions, approvals, licenses, registrations, permits, notifications and authorizations (or waivers) with respect to the testing, development, manufacture or commercialization of the Licensed Compound or Licensed Product made to or received from any Regulatory Authority in a given country, including any INDs and MAAs.
1.1.45“Retained Territory” means Korea and Japan.
1.1.46“Royalty Term” is defined in Section 4.4.
1.1.47“Successful outcome of Phase I Clinical Trials in the EU or US” means outcome data of the Phase I Clinical Trial enabling the start of a Phase II Clinical Trial in the US or EU.
1.1.48“Successful outcome of a Phase II program in the EU or US” means outcome data of a Phase II Clinical Trial enabling a US or EU phase III Clinical Trial first patient in.
1.1.49“Term” is defined in Section 9.1.
1.1.50“Territory” means the world except the Retained Territory.
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1.2Construction. Except where the context requires otherwise, whenever used, the singular includes the plural, the plural includes the singular, the use of any gender is applicable to all genders and the word “or” has the inclusive meaning represented by the phrase “and/or.” Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The headings of this Agreement are for convenience of reference only and do not define, describe, extend or limit the scope or intent of this Agreement or the scope or intent of any provision contained in this Agreement. The term “including” or “includes” as used in this Agreement means including “without limiting” the generality of any description preceding such term.
2.Development and Regulatory Activities
2.1Development of Licensed Compound and Licensed Product.
2.1.1As between the Parties, NVP shall have sole control, authority and discretion, at its sole expense, over the research and Development of the Licensed Compound and Licensed Product in the Field in the Territory, including all regulatory activities related thereto, as further described in this Article 2. YUNGJIN shall be solely responsible for, at its sole expense, development of the Licensed Compound and Licensed Product in the Field in the Retained Territory. For the purpose of YUNGJIN’s development in the Retained Territory, YUNGJIN is allowed to cross-reference and use CMC, documentation and regulatory filings controlled by NVP for the Licensed Product in the Territory without any financial consideration. Likewise, NVP is allowed to cross-reference CMC, documentation and regulatory filings controlled by YUNGJIN for the Licensed Compound and Licensed Product in the Retained Territory without any financial consideration.
2.1.2NVP shall, upon reasonable request from YUNGJIN and at YUNGJIN’s expense, provide such information as is available to NVP and as may be reasonably necessary or appropriate to support YUNGJIN’s efforts to satisfy regulatory requirements specific to the Retained Territory.
2.1.3YUNGJIN shall by June 30, 2017 include the first subject in and conduct its planned Clinical Phase I first in man study with Licensed Compound within the Field in Korea in accordance with the clinical protocol approved by the Korean Regulatory Authority.
2.2Advisory Committee.
2.2.1Establishment. The Parties hereby establish an advisory committee (the “Advisory Committee”), to discuss the Development Plan, including amendments thereto, and strategies for research and Development of the Licensed Compound and Licensed Product during the Term of this Agreement until the first Regulatory Approval for a Licensed Product in the Territory (hereinafter, “Advisory Committee Term”), at which point the Advisory Committee will disband. The Advisory Committee will be composed of one (I) senior personnel of each Party, each of whom shall have experience in pharmaceutical discovery and development. Within thirty (30) days after the Effective Date, each Party will designate its initial member to serve on the Advisory Committee and notify the other Party of the dates of availability for the first meeting of the Advisory Committee. Each Party may replace its representative on the Advisory Committee with written notice to the other Party.
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2.2.2Authority. For the duration of Advisory Committee Term, the Advisory Committee will oversee the Parties’ activities in furtherance of the Development Plan according to this Agreement as follows:
The Advisory Committee will review and may suggest revisions of the Development Plan, review relevant data, consider and advise on any technical issues that arise, review project milestones, advise on clinical and pre-clinical development, regulatory and manufacturing matters and strategies, and review and advise on financial matters relating to the Licensed Product in the Territory.
2.2.3Meetings. The Advisory Committee shall meet semi-annually. The first meeting of the Advisory Committee shall be held as soon as reasonably practicable, but in no event later than sixty (60) days, following the Effective Date. Meetings shall be held at such place or places as are mutually agreed or by teleconference or videoconference. Each Party may from time to time invite a reasonable number of participants who are under obligations of confidentiality consistent with this Agreement, in addition to its representative, to attend Advisory Committee meetings in a non-voting capacity. At each meeting of the Advisory Committee, NVP will update YUNGJIN on, and the Parties will review and discuss, the Development Plan and the status of NVP’s Development activities with respect to Licensed Compound and Licensed Product in the Territory, and NVP will provide YUNGJIN with semi-annual updates summarizing its plans for and progress with respect to Development of Licensed Product in the Territory. Likewise, YUNGJIN will update NVP on its plan and the status of clinical development of the Licensed Compound and Licensed Product in the Retained Territory. Each Party shall solely bear all costs it incurs in connection with its participation at any meetings under this Section 2.2.3.
2.2.4The Advisory Committee shall be co-chaired by the representative of NVP and the representative of YUNGJIN.
(a)Decisions of the Advisory Committee shall be made by unanimous vote, with each Party’s representative on the Advisory Committee having one (1) vote.
(b)In the event that the Advisory Committee cannot or does not, after good faith efforts, reach agreement on an issue, such issue shall be referred to Chief Executive Officer of NVP and Chief Executive Officer of YUNGJIN. Such officers of the Parties shall meet promptly thereafter and shall negotiate in good faith to resolve such issue. Both Parties shall make a commercially reasonable effort to resolve such issue within sixty (60) days of commencing such negotiation.
(c)In case no resolution is achieved in the process contemplated under Section 2.2.4 (b) the position of the Chief Executive Officer of NVP will prevail.
2.3YUNGJIN will, when requested by NVP, assist NVP in preparation and collection of data to facilitate FDA IND, EMA Clinical Trial Applications (“CTA”), and other FDA and EMA regulatory interactions, and with Common Technical Document (“CTD”) module assembly for NDA and EMA marketing authorization applications (“MAA”), at NVP’s
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expense. At NVP’s request and expense, YUNGJIN will also participate with qualified staff at regulatory agency interactions. YUNGJIN will immediately after the signing of this Agreement provide to NVP copies of all necessary documentation and underlying reports necessary for FDA IND and EMA CTA applications and other regulatory interactions, such as but not limited to: the IMPD, IB, IND, phase I clinical protocol approved by the Korean Regulatory Authority, CMC reports, pharmacology reports, pharmacokinetic reports and toxicology reports. The necessary documents and reports are listed in Schedule 3 and the not yet received reports that are expected to be provided according to this Section 2.3 are marked as pending.
2.4NVP Development Plan. Within one hundred eighty (180) days following the Effective Date, NVP shall prepare and provide to the Advisory Committee a draft Development Plan for development of Licensed Product in the Field in the Territory for the subsequent twelve (12)-month period, and shall consider in good faith all reasonable comments provided by YUNGJIN and the Advisory Committee before preparing a final version of such plan for review by the Advisory Committee. The Development Plan may be supplemented, modified and updated by NVP from time to time, and NVP shall provide each such updated Development Plan (including the above final version of such plan incorporating comments provided by the Advisory Committee) to the Advisory Committee for review.
2.4.1NVP will provide necessary scientific, clinical, Chemistry, Manufacturing and Control (“CMC”) expertise, resources, as well as finance for these development activities for the Licensed Compound in the Territory. NVP will validate the mitochondrial physiological effects of the Licensed Compound and study the in vivo effects of the Licensed Compound. NVP will provide medicinal chemistry, as well as formulation and other CMC aspects input as appropriate for the Licensed Compound in the Territory.
2.4.2NVP will prepare and complement pre-clinical documentation, prepare clinical program, and develop a regulatory strategy for the Licensed Compound for the treatment of mitochondrial disorders within the Field in the Territory.
2.4.3NVP will seek clinical trial approvals with Ethics Committees / investigational review boards (“IRB”), the National Competent Authorities within EU, FDA and other Regulatory Authorities in other regions where NVP believes there are commercial opportunities. The regulatory interactions may include seeking scientific advice and applications for Orphan Drug Designation (“ODD”) in the EU and the US for the treatment of mitochondrial disorders within the Field.
2.4.4Subject to CTA and IND approvals in EU and US respectively, NVP will run the clinical development program for EU and US. For other regions of the world in the Territory the clinical development program will be subject to NVP’s view from clinical development and commercial opportunity and considerations.
2.4.5NVP will be responsible for pharmaceutical development and CMC for the Licensed Compound including documenting and producing drug product for clinical development, as well as commercial production, in the Territory.
2.4.6Conduct of Development Activities; Diligence. NVP shall conduct all Development of the Licensed Compound and Licensed Product in the Field in the Territory in accordance with the then-current Development Plan and in compliance with all applicable laws. NVP shall use Commercially Reasonable Efforts to Develop the Licensed Product in the Territory, alone or with or through
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one (1) or more Affiliates or sub-licensees; provided, however, if NVP fails to conduct any meaningful development activities for the Licensed Compound and Licensed Product over a period of twelve (12) continuous months, then such failure shall be deemed to be a failure to meet the diligence obligations set forth in this Section 2.4.6 and a material breach of a material provision of this Agreement, and YUNGJIN shall have the right to terminate this Agreement in accordance with Article 9. Meaningful development activities include, without limitation, (a) planning, preparing for the conduct of (including drafting protocols and negotiating with clinical research organization and clinical trial sites) and writing study reports for clinical trials and (b) conducting regulatory affairs, including planning for and attending regulatory meetings, preparing Regulatory Filings and addressing issues raised by Regulatory Authorities; provided, however, if NVP has failed to submit to or discuss with a Regulatory Authority a Regulatory Filing that includes NVP’s proposed protocol for the then subsequent clinical trial within twelve (12) months after the last patient out of each Phase I Clinical Trial and Phase II Clinical Trial conducted by NVP, then NVP shall be deemed to be in a material breach of its diligence obligations hereunder, and YUNGJIN shall have the right to terminate this Agreement in accordance with Article 9; provided that such twelve (12)-month period will be extended by the amount of any delay resulting from (i) clinical or regulatory delays that are outside of NVP’s reasonable control, including requests or requirements of a Regulatory Authority beyond what would be reasonably anticipated, or (ii) delays in manufacturing needed quantities of Licensed Compound or Licensed Product that are outside of NVP’s reasonable control.
2.5Each of YUNGJIN and NVP will fund their own activities under this Agreement.
2.6Collaboration and Information Exchange.
2.6.1YUNGJIN and NVP expressly state their intentions to create an open and constructive collaboration. In addition to the Advisory Committee meetings, the Parties shall meet in person and through virtual means on a regular basis with the objective of driving the collaboration to a fruitful and successful venture. The Parties will exchange information, share Records and make written progress reports as necessary or useful related to pre-clinical, clinical, CMC and all other dossier-related materials, data and information.
2.6.2Upon the Effective Date and on an ongoing basis thereafter, YUNGJIN and NVP shall each make available to the other Party and its Affiliates as soon as practicable the relevant information relating to the Licensed Compound or Licensed Product which is in their or their Affiliates’ possession as of the Effective Date or which comes into their or their Affiliates’ possession through the performance of its obligations hereunder, in order to develop and commercialize the Licensed Product in their respective territories.
2.6.3NVP shall promptly notify YUNGJIN in writing of material changes of regulatory status, including but not limited to, filing NDA and Regulatory Approval, with respect to the Licensed Product in the Territory.
2.7No later than the date on which marketing approval is given in any country in the world, YUNGJIN and NVP will enter into a safety agreement dealing with responsibilities for a world-wide safety database and other matters required to meet the safety and adverse event reporting requirements. Prior to such agreement, clinical safety will be handled in the Territory by NVP and in the Retained Territory by YUNGJIN, and the Parties will
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exchange safety information promptly in order for each Party to comply with safety reportin re• uiremen
2.8Non-Compete. [***]
3.Granted Licenses and Joint Technology
3.1YUNGJIN hereby grants to NVP an exclusive royalty-bearing license under the Licensed Rights with the right to sub-license to Develop, use, manufacture and Commercialize Licensed Product within the Field in the Territory, which license includes the rights to (a) incorporate the Licensed Rights in Regulatory Filings with Regulatory Authorities in the Territory or in Commercialization materials for the Licensed Product and (b) cross-reference and use CMC, documentation and regulatory filings controlled by YUNGJIN for the Licensed Product in the Retained Territory. NVP shall not Commercialize the Licensed Product to any customers located in the Retained Territory, nor shall NVP Commercialize the Licensed Product to any customer who purchases from NVP for purposes of use or sale in the Retained Territory. NVP will select trademarks at its discretion and own any and all trademarks used in exploiting this license. YUNGJIN shall not commercialize the Licensed Product in the Territory, nor shall YUNGJIN provide or commercialize the Licensed Product to any customer who purchases from YUNGJIN for the purposes of use or sale in the Territory.
3.2YUNGJIN specifically agrees and accepts that the Licensed Compound and Licensed Product may not be developed, used, distributed or sold for indications outside the Field anywhere in the world without NVP’s prior written approval.
3.3No Implied Licenses. Only the licenses granted pursuant to the express terms of this Agreement shall be deemed to have been given or to have any legal force. No license rights shall be created by implication or estoppel.
3.4Sublicenses. NVP may grant sublicenses to its Affiliates or third parties under the license granted in Section 3.1. The sublicense granted by NVP subject to the rights granted in Article 3 shall be consistent with the terms and conditions of this Agreement. At YUNGJIN’s request, NVP will promptly provide YUNGJIN with the name and address of any of its sub-licensees. Any sublicense will not relieve NVP of its obligations to YUNGJIN under this Agreement. NVP will be responsible for all obligations under this Agreement applicable to any such sub-licensee, and will remain fully responsible for performance of this Agreement notwithstanding any sublicenses granted.
3.5Joint Technology. The Parties shall own jointly any and all information, including data, discovered, generated, created or made jointly by two or more individual inventors with at least one individual inventor being an employee or consultant to each of the Parties and/or its respective Affiliates and/or their respective subcontractors in the course of performing or exercising the Parties’ rights under this Agreement (hereinafter, “Joint Technology”), together with all patents and other intellectual property rights in any Joint Technology (“Joint Patent”). Each Party may exercise its ownership rights in and to such Joint Technology and Joint Patents, including the right to license or otherwise to exploit, transfer, or encumber its ownership interest, without an accounting or obligation to, or consent required from, the other Party, but subject to the confidentiality obligation under Article 8.
4.Upfront Payments, Milestone Payments, Sales Related Payments and Royalties
4.1NVP shall pay to YUNGJLN the following non-refundable Upfront Payments:
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(a)a payment of USD [***] within thirty (30) days after the Effective Date of this Agreement;
(b)a payment of USD [***]within one year after the Effective Date of this Agreement; and
(c)a payment of USD [***] within thirty (30) days after the successful outcome of the Phase I Clinical Trial in Korea by YUNGJIN referred to in Section 2.1.3, meaning outcome data enabling a Korean Phase II Clinical Trial.
4.2NVP shall pay to YUNGJIN the following non-refundable Milestone Payments for the Licensed Compound passes the defined event milestone within thirty (30) days after such event has occurred as follows:
(a)Successful outcome of a Phase I Clinical Trial in the US or EU – USD [***]
(b)Successful outcome of a Phase II Clinical Trial in the US or EU – USD [***]
(c)NDA Approval in the US – USD [***]
(d)Reimbursement Approval in the UK, France, Germany and USD – [***] each of said Approvals which in total will amount to a payment of USD [***].
NVP agrees to notify YUNGJIN promptly of the occurrence of each of the above events.
4.3NVP shall pay to YUNGJIN the following non-refundable Sales Related Payments when Licensed Product achieves the following defined total Net Sales in one calendar year (payment is due only once) within sixty (60) days after the expiration of the year triggering the payment:
(a)Total Net Sales in one calendar year exceeds USD [***]
(b)Total Net Sales in one calendar year exceeds USD [***]
(c)Total Net Sales in one calendar year exceeds USD [***]
(d)Total Net Sales in one calendar year exceeds USD [***]
(e)Total Net Sales in one calendar year exceeds USD [***]
For the avoidance of doubt, even in case of the achievement of more than one milestone event in one calendar year, NVP shall pay YUNGJIN the Sales Related Payments for each achievement.
4.4NVP shall pay to YUNGJIN royalties based on Net Sales of Licensed Product in the Field in the Territory during the applicable Royalty Term.
Royalty Term. Royalties shall be paid under this Section 4.4, on a country-by-country basis, on Net Sales during the period of time beginning on the first commercial sale of Licensed Product in such country and continuing until the later of: (i) the expiration of the last-to-expire Licensed Patents in such country Covering such Licensed Product; (ii)
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[***] in such country; provided however that no royalties will [***] the (“Royalty Term”)
Royalties are non-refundable and payable within sixty (60) days after the end of each calendar quarter. Royalties will be calculated as follows:
(a)[***] on the portion of aggregate Net Sales for the Licensed Product in countries which are subject to royalties in each calendar year that are less [***].
(b)[***] on the portion of aggregate Net Sales for the Licensed Product in countries which are subject to royalties in each calendar year that exceed USD [***].
(c)[***] on the portion of aggregate Net Sales for the Licensed Product in countries which are subject to royalties in each calendar year that exceed USD [***] but are less than USD [***].
(d)[***] on the portion of aggregate Net Sales for the Licensed Product in countries which are subject to royalties in each calendar year that exceed USD [***].
5.Payment, Reports, Record Retention and Audit
5.1Royalties shall be calculated on a calendar quarter basis and royalties and other payments shall be made to such bank account of YUNGJIN as is designated by YUNGJIN to NVP in writing.
5.2All payments shall be made in USD. If any currency conversion shall be required in connection with any payment due hereunder, such conversion shall be made using the currency exchange rate published in the Wall Street Journal (internet edition) or, if no longer available, another qualified source that is mutually acceptable to the Parties on the last business day of the calendar quarter to which such payment relates. All payments shall be made without withholding or any reductions on account of taxes unless required by applicable laws.
5.3Withholding Taxes. NVP shall be entitled to deduct from any payment due to YUNGJIN under this Agreement the amount of any withholding taxes payable by NVP, or any taxes required to be withheld by NVP, to the extent NVP pay to the appropriate governmental authority on behalf of YUNGJIN such taxes, levies or charges. NVP shall use reasonable efforts to minimize any such taxes, levies or charges required to be withheld on behalf of YUNGJIN by NVP. NVP promptly shall deliver to YUNGJIN a proof of payment of all such taxes, levies and other charges, together with copies of all communications from or with such governmental authority with respect thereto. YUNGJIN shall provide NVP with all forms or documentation required by any applicable taxation laws, treaties or agreements to such withholding or as necessary to claim a benefit. If withholding of taxes is not required by applicable laws in the Territory, NVP shall comply with such applicable laws in the Territory.
5.4Interest Due. Without limiting any other rights or remedies available to YUNGJIN, NVP shall pay YUNGJIN [***] annum interest on any payments that are not paid on or before the date such payments are due under this Agreement, or the maximum rate permitted by law, if less.
5.5NVP shall deliver a written final report to YUNGJIN within thirty (30) days after the expiration of each calendar quarter that shows with respect to each country of the
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Territory the sales volume of Licensed Product and the Net Sales by NVP, its Affiliates and their sub-licensees during such calendar quarter and how the royalties under Section 4.4 have been calculated. To the extent any Sales Related Payments under Section 4.3 would become due, Net Sales by NVP, its Affiliates and their sub-licensees shall be reported in the same manner.
5.6NVP shall, and shall cause its Affiliates and their sub-licensees to keep complete and accurate records and books of account in accordance with generally accepted accounting standards showing the information that is necessary for determination of the royalties and Sales Related Payments due hereunder. Such books and records shall be retained for five (5) years after the end of the period to which such books and records pertain.
5.7Upon the written request by YUNGJIN, NVP shall, and shall cause its Affiliates to, permit YUNGJIN or a certified public accountant or independent accounting firm, in each case, acceptable to the Parties to inspect during regular business hours going back no more than five (5) years preceding the current year, all or any part of NVP’s, its Affiliates’ books and records necessary to check the accuracy of the royalties and Sales Related Payments due hereunder. YUNGJIN shall provide NVP with a copy of any report prepared by such accountant. The charges of the accountant shall be paid by YUNGJLN, provided, however, that if royalties for a given calendar year has been underpaid by more than five percent (5%), the charges will be paid by NVP.
6.Intellectual Property Rights
6.1YUNGJIN shall retain all rights, title and interest in and to any and all Licensed Patents in the Territory and Retained Territory.
6.1.1YUNGJIN shall have the right, using legal counsel of its choosing, to file, prosecute (including any interferences, reissue proceedings and re-examinations and opposition proceedings), maintain, withdraw, abandon, and defend the Licensed Patents and Joint Patents in the Territory and Retained Territory, and YUNGJIN shall bear all costs and expenses of obtaining and maintaining such Licensed Patents and Joint Patents, including fees and expenses paid to outside legal counsel and experts, direct costs of in-house counsel and filing, prosecution and maintenance expenses associated therewith.
6.1.2YUNGJIN shall inform NVP of material activities related to patent prosecution (including any interferences, reissue proceedings and re-examinations and opposition proceedings), maintenance, withdrawals, abandoning or defence of the Licensed Patents and Joint Patents in the Territory and Retained Territory and provide NVP with copies of all relevant communications and underlying documentation. Such information shall be provided in a timely manner to allow NVP reasonable time to provide comments and suggestions with respect to any material actions to be taken by YUNGJIN, and YUNGJIN shall reasonably consider all comments, suggestions and prosecution actions recommended by NVP.
6.1.3With respect to non-Priority Countries, YUNGJIN may elect not to pursue or continue the filing, prosecution or maintenance of a Licensed Patent or Joint Patent in such country (countries) in the Territory or take any other action with respect to a Licensed Patent or Joint Patent in such particular country (countries) in the Territory that is necessary to establish, preserve or extend rights thereto, then in each such case YUNGJIN shall notify NVP thereof in writing in such timely manner as may be necessary due to deadlines imposed by the relevant
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patent authority (authorities) by which action must be taken to establish, preserve or maintain such Licensed Patent or Joint Patent in such country (countries). Upon NVP’s receipt of such notice, NVP may request to pursue or continue the filing, registration, continued prosecution (including any interference, reissue proceedings and re-examinations) or maintenance, of such Licensed Patents or Joint Patents. NVP shall then have the right through counsel of its choosing, to pursue the filing or registration, or support the continued prosecution (including any interference, reissue proceedings and re-examinations) or maintenance, of such Licensed Patents or Joint Patents in the name of YUNGJIN at NVP’s expense in each such country (countries). For the avoidance of doubt, YUNGJIN has as of the Effective Date made its election to pursue or continue the filing, prosecution or maintenance of the patent applications No. 1 of Schedule 1 in KR (WIPO Country Code), and No. 2 of Schedule 1 in the following countries only (listed using WIPO Country Codes): US, EP (i.e., AL, AT, BE, BG, CH, CY, CZ, DE, DK, EE, ES, FI, FR, GB, GR, HR, HU, IE, IS, IT, LT, LU, LV, MC, MK, MT, NL, NO, PL, PT, RO, RS, SE, SI, SK, SM and TR), JP, CN, AU, CA, EA (i.e., AM, AZ, BY, KG, KZ, RU, TJ and TM), MX, BR, CL, CO, IN, ID, HK and ZA. To be clear, YUNGJIN was under no contractual obligation prior to the Effective Date to pursue or continue the filing, prosecution or maintenance of the patent applications in Priority Countries, and as the deadlines for the filing, prosecution or maintenance filing of the above patent applications have already passed for the countries not listed above, YUNGJIN shall not be liable or otherwise held responsible for its decision to forgo the filing, prosecution or maintenance filing of the above patent applications.

6.2Infringement and Action.
6.2.1Each Party shall promptly notify the other Party when such Party becomes aware of or reasonably believes that any of Licensed Patents, Licensed Know-How, Joint Patents or Joint Technology is being infringed or is under a threat of being infringed by a third party, or is subject to a declaratory judgment action arising from such infringement. After receipt of such notice, YUNGJIN has the right to, but is not obliged to, take such action to stop such infringement or act as YUNGJIN may deem necessary. In connection therewith, NVP shall cooperate fully with YUNGJIN to stop such infringement or act and, if so requested by YUNGJIN, may join YUNGJIN as a party to any action brought by YUNGJIN for such purpose. If YUNGJIN decides not to take such action to stop such infringement YUNGJIN shall promptly notify NVP thereof (in any event in a timely manner in order not to jeopardize any deadline for taking such action), and NVP may take appropriate actions to stop such infringement.
6.2.2The Party taking the action contemplated under Section 6.2.1 shall have full control over any action taken, including the right to select counsel and appeal any adverse decision rendered in any court. The Party taking the action may not settle or discontinue the action without the other Party’s prior approval, which approval shall not be unreasonably withheld or delayed. In case where NVP initiates the action to stop a third party’s infringement as contemplated under Section 6.2.1, any costs incurred by such action and any awards gained from such action shall be evenly shared between the Parties.
6.3Infringement of Third Party Patents.
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6.3.1After the Effective Date, either Party shall promptly notify the other Party of its knowledge of any claim made against it or its Affiliate by any third party for infringement of a patent of such third party in connection with the development, manufacture, or sale of Licensed Compound or Licensed Product and/or its use. The notified Party agrees to render such reasonable assistance (excluding financial assistance) as the notifying Party may reasonably request in defending such claim at no expense to the requesting Party.
6.3.2The Party which is subject to any third party claim shall defend such action against it at its sole expense. If such Party seeks to settle such third party claim, either by license or otherwise, then such Party may only do so with the consent of the other Party (which consent shall not unreasonably be withheld or delayed).
7.Representations and Warranties
7.1Each Party represents and warrants to the other Party (i) that it has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof; (ii) that it has taken all necessary action on its part required to authorize the execution and delivery of this Agreement; (iii) that the execution, delivery and performance of this Agreement will not result in a violation of, be in material conflict with, or constitute a material default under, any agreement in existence as of the Effective Date or subsequently entered into between it and any other Person; and (iv) that it has not withheld any information from the other Party which it reasonably believes would influence a reasonable party’s decision to enter into this Agreement.
7.2YUNGJIN represents, warrants and covenants to NV? that as of the Effective Date (or as of such other dates or time periods as may be explicitly specified below):
(a)YUNGJIN is entitled to grant the rights to NVP specified herein and none of the Licensed Compound, Licensed Patents and Licensed Know-How existing today (collectively the “Assets”) are subject to any encumbrance, lien or claim of ownership by any third party and no third party, including any employee or consultant of YUNGJPS or its Affiliates, has any right in relation to any of the Assets which conflicts with NVP’s use or exploitation of the Assets according to this Agreement.
(b)Other than examination by the relevant patent office in the course of patent applications, none of the Licensed Patents are or have been the subject of any court, tribunal, arbitration or patent office proceedings regarding its validity or enforcement nor have any such proceedings been threatened or are any such proceedings pending.
(c)To YUNGJIN’s actual knowledge, no third party infringes or violates, or has infringed or violated, any of the Licensed Patents or misuses or has misused any of the Records or Licensed Know-How pertaining to the Licensed Compound. No third party has claimed that, or, to YUNGJIN’s actual knowledge, has reason to claim that, exercise under any of the Licensed Patents infringes or has infringed any intellectual property rights of such third party.
(d)Neither YUNGJIN nor any of its Affiliates is or has been a party to any opposition or interference proceedings or any litigation relating to third party intellectual property rights which may be relevant to the exploitation of any of the Assets.
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(e)All Licensed Patents have been diligently prosecuted and all time limits in the prosecution process have been complied with. All payments due in respect of the prosecution, maintenance and renewal of the Licensed Patents have been paid in full.
(f)To YUNGJIN’s actual knowledge, no third party has been given access to YUNGJIN’s Confidential Information other than pursuant to customary agreements on confidentiality and restricted use and no third party has breached or threatened to breach any such agreements or undertakings.
(g)Neither YUNGJIN nor any of its Affiliates is a party to any contract, agreement, obligation or arrangement with a third party of material importance to the Assets.
(h)YUNGJIN has in all material respects complied with all applicable laws, regulatory rules and regulations as well as any requests or notifications from any governmental organization or regulatory body in connection with its conduct of the research program with the Licensed Compound and is not subject to or in violation of any outstanding judgment, injunction, order, decree or other requirement from any such organization or body in connection therewith.
(i)The transactions contemplated by this Agreement will not result in any employee of YUNGJIN or its Affiliates being entitled to employment by or any payment or other compensation from NVP or its Affiliates.
(j)YUNGJIN has received no notice of any claims, suits, arbitration or administrative or other legal proceedings (including but not limited to tax or employment matters) relating to the Assets or the research program with the Licensed Compound and, to the best of YUNGJIN’s knowledge, no facts or circumstances are likely to lead to such proceedings being threatened.
(k)YUNGJIN has not been debarred and is not subject to debarment pursuant to Section 306 of the United States Federal Food, Drug and Cosmetics Act or equivalent laws or regulations in other jurisdictions.
7.3NVP Covenants. Without limiting any other obligation hereunder, NVP covenants that it will use Commercially Reasonable Efforts to perform all of its obligations hereunder, including the conduct of the Development and Commercialization of the Licensed Compound and Licensed Product, in accordance with this Agreement and in compliance with all applicable legal requirements, and that it will take reasonable measures to cure any noncompliance as soon as reasonably practicable after becoming aware of the same. For the avoidance of doubt, NVP’s taking such measures to cure does not relieve or exempt NVP’s obligation due to the noncompliance.
7.4No Warranties. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, THE PARTIES AGREE THAT NEITHER PARTY MAKES, EXPECTS OR ACKNOWLEDGES ANY WARRANTIES, EXPRESS OR IMPLIED, OF MERCHANTABILITY, NON-INFRINGEMENT, PATENTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF ANY SUBJECT MATTER INCLUDED WITHIN THE CLAIMS OF LICENSED PATENTS, INCLUDING LICENSED PRODUCT. THE PARTIES UNDERSTAND AND AGREE THAT DEVELOPMENT AND COMMERCIALIZATION OF LICENSED PRODUCT WILL INVOLVE APPROVAL BY REGULATORY AUTHORITIES, AND THAT NO PARTY IS GUARANTEEING THE SAFETY OR EFFICACY OF PRODUCT, OR THAT LICENSED PRODUCT WILL RECEIVE THE REQUIRED APPROVALS.
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8.Confidentiality and Non-Disclosure
8.1During the term of this Agreement and for a period of five (5) years following the termination or expiration thereof, each Party (the “Receiving Party”) shall keep confidential and not use, publish or otherwise disclose any Confidential Information of the other Party (the “Disclosing Party”), except to the extent permitted by the terms of this Agreement or to the extent such use is necessary for the fulfilment of the Receiving Party’s obligations under this Agreement.
8.2The Receiving Party’s obligations of confidentiality in Section 8.1 above shall not extend to any Confidential Information of the Disclosing Party that (i) is or comes into the public domain without breach of this Agreement; (ii) the Receiving Party can demonstrate by competent evidence is received by the Receiving Party from a third party without any obligation of confidentiality and without breach of any confidentiality obligation; (iii) the Receiving Party can demonstrate by competent evidence is already known by the Receiving Party at the time of disclosure; or (iv) the Receiving Party can demonstrate by competent evidence was independently developed by the Receiving Party following the Effective Date without use of or reference to any such Confidential Information.
8.3Notwithstanding Section 8.1 above,
8.3.1Each Party shall be entitled to use and disclose Confidential Information of the other Party to the extent reasonably required for its exploitation of the rights granted to it under this Agreement or to the extent reasonably required for its proper performance under the license granted hereunder on a need-to-know basis on condition that such recipients agree to keep the Confidential Information confidential for the same extent as the Receiving Party is required to keep the Confidential Information confidential under this Agreement; and
8.3.2The Parties acknowledge that they each may engage in fundraising activities with private investors. In such event, the Parties may disclose the terms and subject matter of this Agreement, under terms of confidentiality no less strict than those contained in this Agreement, to such investors or potential investors conducting due diligence.
8.4This Agreement shall not restrict the Receiving Party from complying with a lawfully issued governmental order, legal requirement or the requirement of a national securities exchange or another similar regulatory body to produce or disclose the Disclosing Party’s Confidential Information; provided, however, that the Receiving Party shall promptly notify the Disclosing Party of such order or requirement to enable the Disclosing Party to oppose the order or obtain a protective order. If the Receiving Party is thereafter required to disclose such Confidential Information, both Parties will endeavour to agree to a mutually satisfactory means to disclose such information.
8.5All press releases, public announcements or public relations activities and the timing for such activities by the Parties with regard to this Agreement or the transactions contemplated by it shall be mutually approved by the Parties in advance of such release, announcement or activity. Each Party shall keep the terms of and the transactions covered by this Agreement confidential and shall not — unless to the extent otherwise agreed between the Parties in writing — disclose such information to any other Person, or otherwise use the name, insignia, symbol, trademark, trade name or logotype of the other Party or its Affiliates in any manner without the prior written consent of the other Party in each instance (which shall not be unreasonably withheld). The restrictions imposed by this Section 8.5 will not prohibit either Party from making any disclosure that is required
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by applicable law, rule or regulation or the requirements of a national securities exchange or another similar regulatory body, in which event such Party may disclose such information as it deems necessary in order to comply with such requirements and such Party shall make reasonable efforts to notify the other Party prior to making such disclosure.
9.Term and Termination
9.1The term of this Agreement (the “Term”) shall commence upon the Effective Date and, unless terminated earlier pursuant to this Article 9, shall remain in effect until the earlier of: (i) 31 December 2039; or (ii) on a country-by-country basis, the expiration of the Royalty Term with respect to the Licensed Product in such country. Upon the expiration of this Agreement with respect to the Licensed Product and country, the licenses granted to NVP under this Agreement with respect to the Licensed Product and country shall become fully-paid, perpetual and irrevocable.
9.2Termination by Either Party for Material Breach. Each of YUNGJIN and NVP may terminate this Agreement effective immediately at any time upon written notice to the other Party if the other Party is in material breach of this Agreement and, where such breach is capable of being cured, fails to remedy such breach within sixty (60) days after having been given a written request for such remedy including notice that the Agreement may otherwise be terminated.
9.3Termination by NVP. NVP may at its sole discretion terminate this Agreement at any time after the Effective Date by giving YUNGJIN one (1) month prior written notice of termination.
9.4Termination due to Insolvency. A Party may terminate this Agreement in the event any of the following occurs with respect to the other Party: (i) the other Party becomes bankrupt or insolvent, files a petition in bankruptcy, makes a general assignment for the benefit of creditors, otherwise acknowledges in writing insolvency, or is adjudged bankrupt, and the other Party (A) fails to assume this Agreement in any such bankruptcy proceeding within thirty (30) days after filing or (B) assumes and assigns this Agreement to a third party; (ii) the other Party goes into or is placed in a process of complete liquidation; (iii) a trustee or receiver is appointed for any substantial portion of the other Party’s business and such trustee or receiver is not discharged within sixty (60) days after appointment; (iv) any case or proceeding shall have been commenced or other action taken against the other Party in bankruptcy or seeking liquidation, reorganization, dissolution, a winding-up arrangement, composition or readjustment of its debts or any other relief under any applicable bankruptcy, insolvency, reorganization or similar law now or hereafter in effect and is not dismissed or converted into a voluntary proceeding governed by clause (i) above within sixty (60) days after filing; or (v) there shall have been issued a warrant of attachment, execution, distraint or similar process against any substantial part of the property of the other Party and such event shall have continued for a period of sixty (60) days and none of the following has occurred: (A) it is dismissed, (B) it is bonded in a manner reasonably satisfactory to the terminating Party, or (C) it is discharged.
10.Consequences of Termination.
10.1Upon the early termination (i.e., not upon expiration) of this Agreement by YUNGJIN pursuant to Section 9.2 (termination by YUNGJIN for NVP’s material breach) notified by YUNGJIN to NVP prior to the first successful outcome of a Phase I Clinical Trial for the Licensed Product referred to under Section 4.2 (a), by NVP pursuant to Section 9.3
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(termination by NVP at its sole discretion) or by YUNGJIN pursuant to Section 9.4 (termination by YUNGJIN due to NVP’s insolvency):
10.1.1all licenses granted to NVP under this Agreement will terminate, including the license granted by YUNGJIN to NVP under Article 3 (Granted Licenses) above;
10.1.2NVP shall diligently wind down, in accordance with applicable laws, all Development activities it is conducting for Licensed Product in the Territory at the time of notice of such termination;
10.1.3NVP shall transfer and assign to YUNGJIN all Regulatory Filings and Regulatory Approvals for Licensed Product in the Territory;
10.1.4NVP shall assign to YUNGJIN all of its right, title and interest in and to any and all trademarks for the Licensed Product, including all goodwill therein;
10.1.5NVP shall transfer the patent files for all Licensed Patents in the Territory to YUNGJIN; and
10.1.6NVP shall transfer and assign to YUNGJIN all of its right, title and interest in and to the Licensed Rights including the rights to the Licensed Patent under Section 6.1.3. In the event the foregoing transfer or assignment is not legally feasible, NVP shall grant to YUNGJIN, an exclusive, royalty-free and fully-paid license, with the right to grant sublicenses through multiple tiers, under all such Licensed Rights, to develop, make, have made, use, import, export, offer for sale and sell Licensed Compound and Licensed Product in the Field in the Territory.
10.2Upon the early termination (i.e. not upon expiration) of this Agreement by YUNGJIN pursuant to Section 9.2 notified by YUNGJIN to NVP after the first successful outcome of a Phase I Clinical Trial for the Licensed Product as referred to in Section 4.2(a) what is stated in Sections 10.1.1-6 shall apply and YUNGJIN shall pay royalties based on the net sales of YUNGJIN. its Affiliates and their sub-licensees [***] in Section 4.4 (a)-(d) during Royalty Term to NVP. The Sections of this Agreement relating to calculation, payment, audits, etc. of royalties shall apply mutatis mutandis with respect o YUNGJIN.
10.3Upon the early termination (i.e. not upon expiration) of this Agreement by NVP pursuant to Section 9.2 or Section 9.4 what is stated this Agreement will remain in full force and effect with the change that any and all unpaid Upfront Payment under Section 4.1, all unpaid Milestone Payments under Section 4.2 and all unpaid Sales Related Payments under Section 4.3 will be reduced by [***] and the royalty rates stated in Section 4.4 (a)-(d) will be reduced by [***].
10.4Return of Confidential Information. Upon termination of this Agreement as stated in Section 10.1 or 10.2, the Receiving Party shall return to the Disclosing Party or, at the Disclosing Party’s option, destroy all Confidential Information received from the Disclosing Party, provided that for a period of five (5) years following the termination the Receiving Party shall be permitted to retain (i) one copy thereof for archival purposes and for the purpose of determining its obligations under this Agreement and (ii) such additional copies of any computer records or files containing such Confidential Information that have been created solely by the Receiving Party’s automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with the Receiving Party’s standard archiving and back-up procedures, but not for any other use or purpose.
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10.5The expiration or termination of this Agreement shall be without prejudice to any rights or obligations of the Parties that may have accrued prior to the termination and, except as otherwise expressly provided herein, shall not limit any rights or remedies which may be available by law or otherwise.
11.Indemnification
11.1In addition to any other remedy available to the Parties, but subject to the limitation of liability set forth in Article 12, each Party (the “Indemnifying Party”) shall defend, indemnify and hold harmless the other Party, its Affiliates and its and their respective officers, directors, partners, shareholders, employees and agents (the “Indemnified Party”) from and against any and all loss, damages, costs and expenses incurred by the Indemnified Party to the extent resulting from, arising out of, or in connection with, (a) any breach of any covenant or obligation in this Agreement by the Indemnifying Party, (b) the inaccuracy or breach of any representation or warranty made by the Indemnifying Party in this Agreement, (c) any activities for research, development, manufacturing, use or commercialization of the Licensed Product by the Indemnifying Party, its Affiliates or their licensees in its own territory without any involvement of the Indemnified Party or (d) the enforcement of the Indemnified Party’s rights under this Article 11.
11.2If either Party expects to seek indemnification under this Agreement, it shall promptly give notice to the Indemnifying Party of the basis for such claim of indemnification. If indemnification is sought as a result of any third party claim or suit, such notice to the Indemnifying Party shall be given within fifteen (15) working days after receipt by the other Party of such claim or suit; provided, however, that the failure to give notice within such time period shall not relieve the Indemnifying Party of its obligation to indemnify unless it shall be materially prejudiced by the failure, even in which cases Indemnifying Party’s obligation is relieved only to the extent that its obligation is prejudiced by such failure. Each Party shall fully cooperate with the other Party in the defense of all such claims or suits, and each Party shall be obligated to use commercially reasonable efforts to mitigate any damages for which it seeks indemnification hereunder. No offer of settlement or compromise shall be binding on a Party hereto without its prior written consent (which consent shall not be unreasonably withheld) unless such settlement fully releases such Party without any liability, loss, cost or obligation to such Party.
12.Limitation of Liability
12.1To the maximum extent permitted by applicable law but subject to the exceptions set out in Section 12.2 below, the Parties’ liability to pay damages in connection with this Agreement shall be limited to direct loss, excluding liability for loss of profits or other indirect losses or damages arising out of or relating to this Agreement.
12.2None of the limitations in Section 12.1 above shall apply in respect of liability due to gross negligence or willful misconduct by a Party or its Affiliates.
13.Miscellaneous
13.1Assignment. This Agreement may not be assigned by either Party in whole or in part without the prior written consent of the other Party, except that each Party without the other Party’s consent may assign this Agreement and its rights and obligations hereunder to any of its Affiliates or any successor in interest (whether by merger, acquisition, asset purchase or otherwise) to all or substantially all of the business to which this Agreement relates.
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13.2Governing Law. The interpretation and construction of this Agreement shall be governed by the laws of Switzerland, without giving effect to any conflicts of laws principles that would require the application of other law.
13.3Arbitration. Any dispute, controversy or claim arising out of or in connection with this Agreement, shall be finally settled by an arbitration before three (3) arbitrators pursuant to the Rules of Arbitration of the International Chamber of Commerce then in effect. The seat of the arbitration shall be Singapore. The proceedings shall be in English. All decisions of the arbitration tribunal shall be final and binding on the Parties and shall be enforceable in any court of competent jurisdiction in accordance with their terms.
13.4Notices. Any notice, request, or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement, and shall be deemed given only if hand delivered or sent by an internationally recognized overnight delivery service, costs prepaid, or by e-mail (with transmission confirmed), to the Party to whom notice is to be given at the following address (or at such other address such Party may have provided to the other Party in accordance with this Section 13.4:
If to YUNGJIN:
Address: Korea Advanced Nano Fab Center (KANC) 9F, 109, Gwanggyo-ro,
Gyeonggi-do, 16229, Korea
e-mail: kolee@yungjin.co.kr
For the attention of: Kwang-ok Lee, Head of Research Center
If to NVP:
Address: Medicon Village, Scheelevagen 2, SE-223 81 Lund, Sweden
e-mail: erik.kinnman@neurovive.com
For the attention of: Erik Kimunan, CEO
Such notice, shall be deemed to have been given as of the date delivered by hand or transmitted by e-mail (with transmission confirmed), or on the second business day (at the place of delivery) after deposit with an internationally recognized overnight delivery service, whichever is the earlier.
13.5Relationship of the Parties. The status of a Party under this Agreement shall be that of an independent contractor. Nothing contained in this Agreement shall be construed as creating a partnership, joint venture or agency relationship between the Parties or, except as otherwise expressly provided in this Agreement, as granting either Party the authority to bind or contract any obligation in the name of or on the account of the other Party or to make any statements, representations, warranties or commitments on behalf of the other Party.
13.6Waiver. A Party’s failure to enforce, at any time or for any period of time, any provision of this Agreement, or to exercise any right or remedy shall not constitute a waiver of that provision, right or remedy or prevent such Party from enforcing any or all provisions of this Agreement and exercising any rights or remedies. To be effective any waiver must be in writing. All rights and remedies are cumulative and do not exclude any other right or remedy provided by law or otherwise available except as expressly set forth herein.
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13.7Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, in any respect, then, to the fullest extent permitted by applicable law and if the rights and obligations of any Party will not be materially and adversely affected: (a) such provision will be given no effect by the Parties and shall not form part of this Agreement, (b) all other provisions of this Agreement shall remain in full force and effect, and (c) the Parties shall use their best efforts to negotiate a provision in replacement of the provision held invalid, illegal or unenforceable that is consistent with applicable law and achieves, as nearly as possible, the original intention of the Parties. To the fullest extent permitted by applicable law, the Parties waive any provision of law that would render any provision in this Agreement invalid, illegal or unenforceable in any respect.
13.8Force Majeure. If a Party is prevented, hindered or delayed in or from performing any of its obligations under this Agreement by a Force Majeure event, such Party shall within ten (10) working days of the occurrence of such Force Majeure event give notice in writing to the other Party specifying the nature and extent of such event, its anticipated duration and any action taken to minimize its effect. Subject to providing such notice the affected Party shall not be liable for delay in performance or for non-performance of its obligations under this Agreement nor shall the other Party have the right to terminate this Agreement. The suspension of performance allowed hereunder shall be no greater in scope and no longer in duration than is reasonably required.
13.9Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of the Agreement. This Agreement supersedes all prior agreements, whether written or oral, with respect to the subject matter of the Agreement. Each Party confirms that it is not relying on any representations, warranties or covenants of the other Party except as specifically set out in this Agreement. Nothing in this Agreement is intended to limit or exclude any liability for fraud. All Schedules referred to in this Agreement are intended to be and are hereby specifically incorporated into and made a part of this Agreement. No modification will be effective unless in writing and signed by authorized representatives of both Parties.
THIS AGREEMENT IS EXECUTED by the authorized representatives of the Parties as of the date first written above.

SIGNED for and on behalf of YungJin Pharm Co., Ltd.	SIGNED for and on behalf of NeuroVive Pharmaceutical AB (PUBL)
/s/ Sujun Park Signature	/s/ Greg Batcheller_____________ Signature
Name: Sujun Park Title: CEO / President	Name: Greg Batcheller_____________ Title: Chairman_

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Schedule 1 – Licensed Patents

	Application No.	Application No.	Publication No.	Publication Date
1	[***]	[***]	[***]	[***]
[***]
2	[***]	[***]	[***]	[***]
[***]

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Schedule 2– Licensed Know-How
1.[***]
2.[***]
3.[***]
4.[***]
5.[***]
6.[***]
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Schedule 3– Regulatory documents and study reports

No.	Category	Data	Specific Information	Document	Language	Received	Pending
1.1	CMC	Chemical synthetic route	[***]	[***]			✓
1.2	CMC	Process development	[***]	[***]			✓
				[***]	Korean		✓
				[***]	Korean	✓
1.3	CMC	Manufacturing	[***]	[***]	English	✓
				[***]	Korean	✓
				[***]	Korean		✓
1.4	CMC	Drug substance specification	[***]	[***]	Korean	✓
1.5	CMC	ICH stability data Drug substance		[***]	Korean	✓
				[***]	Korean	✓
				[***]	Korean	✓
				[***]	Korean	✓
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No.	Category	Data	Specific Information	Document	Language	Received	Pending
1.6	CMC	[***]		[***]	Korean	✓
				[***]	Korean	✓
				[***]	Korean	✓
				[***]	Korean	✓
				[***]	Korean	✓
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				[***]	Korean		✓
- xxvii

No.	Category	Data	Specific Information	Document	Language	Received	Pending
1.7	CMC	[***]		[***]	Korean	✓
				[***]	Korean	✓
				[***]	Korean	✓
				[***]	Korean	✓
				[***]	Korean	✓
				[***]	Korean	✓
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				[***]	Korean	✓
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1.8	CMC	Drug product specification		[***]	Korean	✓
				[***]	Korean	✓
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No.	Category	Data	Specific Information	Document	Language	Received	Pending
1.8.1	CMC	Drug product specification				✓
1.9	CMC	Estimated COGS		[***]	Korean	✓
1.10	CMC	Preclinical formulation	[***]		Korean	✓
2.1	Commercial	Estimation of number of patients					✓
2.2	Other	Back up series program	[***]				✓
3.1	Pharmacology	Safety pharmacology	[***]	[***]	English	✓
3.2	Pharmacology	Safety pharmacology	[***]	[***]	English	✓
3.3	Pharmacology	Safety pharmacology	[***]	[***]	English	✓
3.4	Pharmacology	Efficacy in vivo	[***]	[***]	English		✓
3.5	Pharmacology	Efficacy in vivo	[***]	[***]	English		✓
3.6	Pharmacology	Mode of action in vitro	[***]				✓
3.7	Pharmacology	Mode of action in vivo	[***]				✓
4.1	Regulatory	Scientific advice	[***]				✓
4.2	Regulatory	Clinical development plan					✓
4.3	Regulatory	GLP status	[***]				✓
4.4	Regulatory	Target Product Profile					✓
4.5	Regulatory	Investigator’s Brochure (IB)		[***]	Korean	✓
- xxix

No.	Category	Data	Specific Information	Document	Language	Received	Pending
4.6	Regulatory	Documents to and correspondence with regulatory authority	[***]				✓
5.1	Toxicokinetic/ pharmacokinetic	In vitro metabolism	[***]				✓
5.2	Toxicokinetic/ pharmacokinetic		[***]				✓
5.5	Toxicokinetic/ pharmacokinetic	ADME	[***]	[***]	English	✓
6.1	Toxicology/Safety	Acute toxicity/MTD	[***]	[***]	Korean	✓
					English	✓
					English	✓
6.2	Toxicology/Safety	Acute toxicity/MTD	[***]	[***]	English	✓
✓
6.3	Toxicology/Safety	[***]	[***]	[***]	English	✓
				[***]	English	✓
				[***]	English	✓
				[***]	English	✓
6.4	Toxicology/Safety	Phototoxicity	[***]				✓
6.5	Toxicology/Safety	Local tolerance				N/A	N/A
- xxx

No.	Category	Data	Specific Information	Document	Language	Received	Pending
6.6	Toxicology/Safety	Repeated dose, rodent	[***]	[***]	English	✓
				[***]	English	✓
6.7	Toxicology/Safety	Repeated dose, rodent	[***]		English	✓
6.8	Toxicology/Safety	Special studies	[***]			N/A	N/A
6.9	Toxicology/Safety	Estimation of first does in humans		[***]	English	✓
6.10	Toxicology/Safety	hERG activity					✓
6.1.1	Toxicology/Safety	Receptor binding profile					✓
7.1	IPR	Patens and search reports		[***]	Korean	✓
				[***]	Korean	✓
				[***]	Korean	✓
				[***]	English	✓
				[***]	English	✓
				[***]	English	✓
				[***]	English	✓

- xxxi